                                                                    Exhibit 3(d)


                                VARIABLE CONTRACT
                             DISTRIBUTION AGREEMENT


Agreement among and between Ohio National Equities, Inc. ("ONEQ"), The Ohio National Life Insurance Company ("ONLI"), Ohio National Life Assurance Corporation ("ONLAC") and __________________________________________ ("DEALER")
effective as of the __________ day of __________ , 19__ .

WHEREAS, ONEQ is the principal underwriter for variable annuity contracts issued by ONLI and variable life insurance policies issued by ONLAC (collectively, the "variable contracts"); and

WHEREAS, Dealer is a member of the National Association of Securities Dealers, Inc. ("NASD") and has obtained all necessary and appropriate registrations and licensing to enable it and its registered representatives to solicit variable contracts in the jurisdictions in which Dealer proposes to do so;

NOW, THEREFORE, it is agreed as follows:

1. Applications for Contracts. Dealer is hereby authorized to solicit applications for variable contracts through its registered representatives who are duly licensed or appointed with ONLI and ONLAC (the "REPRESENTATIVES"). Applications, together with any and all purchase payments thereon, shall be submitted by Dealer to ONLI or ONLAC, as the case may be, in accordance with the insurer's customary rules for the acceptance of contracts. All applications submitted to Dealer by Representatives shall in turn be promptly transmitted to ONLI or ONLAC. Dealer shall cause the Representatives to comply with all procedures established by ONEQ, ONLI or ONLAC for soliciting, completing and transmitting applications and orders and shall comply with ONLI's or ONLAC's rules and practices in regards to insurance underwriting and acceptance of risks. Dealer's authority to solicit applications for variable contracts is limited to those contracts described in the Compensation Supplement or Supplements added to and made a part of this agreement.

2. Right to Reject Applications. ONLI and ONLAC each reserves the right, in its sole discretion, to reject any application or payment remitted to it, and to refund any payments to the payor.

3. Territory. Dealer's Representatives must reside in the geographic locations (the "TERRITORY") specified in Appendix A. Dealer does not have exclusive rights in the Territory. ONLI and ONLAC each reserves the right to appoint other representatives within the Territory and to do all other things attendant to the proper furtherance of its



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     business in the Territory. This agreement is made subject to the condition that ONEQ, ONLI and ONLAC are, and shall continue to be, legally authorized to transact business in the Territory; and each of them reserves the right to withdraw from all or any part of the Territory at any time. Designation of a particular state as part of the Dealer's territory does not imply approval by that state of all of the variable contracts listed in the Compensation Supplement to this agreement. No variable contract may be sold in a state until the policy form has been approved by the state insurance department if and to the extent required by state law.

4. Purchase Payments. All funds or checks received by Dealer to be applied as purchase payments for variable contracts shall be promptly remitted to ONLI or ONLAC by Dealer. A payment made to Dealer, or Dealer's receipt of a check or other negotiable instrument payable to ONLI or ONLAC, shall not constitute payment to, or receipt by, ONLI or ONLAC, except for Dealer's receipt of the initial payment necessary to place in force or to reinstate a policy or contract or to effect its delivery. Dealer shall not make any representations to policy owners, contract owners or premium payors contrary to the foregoing.

5. Limits on Authority. Dealer, its officers, employees and Representatives have no authority:

          (a)  to make, modify or discharge any variable contract;

          (b)  to waive any forfeiture under any variable contract;

          (c) to transmit a payment to ONEQ, ONLI or ONLAC other than by means of an electronic transfer or negotiable instrument acceptable to the payee;

          (d)  to extend the time for any payment due ONEQ, ONLI or ONLAC;

          (e)  to accept any past due payment on behalf of ONEQ, ONLI or ONLAC;

          (f)  to approve evidence of insurability for ONLI or ONLAC;

          (g) to bind ONEQ, ONLI or ONLAC by making or receiving any promises, representations or notices contrary to or inconsistent with the terms and provisions of the variable contracts, the prospectuses therefor or any sales literature developed or approved by ONEQ, ONLI or ONLAC; nor

          (h) to obligate ONEQ, ONLI or ONLAC to any indebtedness. health and insurable condition as represented in the application therefor.




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6.   Delivery of Contracts. Dealer and its Representatives shall promptly deliver variable contracts to purchasers within the delivery period established by the insurer and pursuant to written instructions provided by the insurer with respect to each policy. No variable life insurance policy shall be delivered unless and until the minimum premium payment required to place the policy in effect has been paid by the purchaser, nor unless Dealer, through its Representatives, is reasonably satisfied, based upon its own knowledge and upon reasonable inquiry to the proposed insured, that the proposed insured is, at the time of policy delivery, in the same health and insurable condition as represented in the application for the policy.

7. State Licensing of Representatives. ONLI and ONLAC will only accept applications for variable contracts from Dealer's Representatives who are duly licensed under state law to represent ONLI or ONLAC for the solicitation of such contracts in the state in which the applicant resides and in which the solicitation occurs. Dealer's Representatives may not represent, nor hold themselves out as representing, ONLI, ONLAC or ONEQ for any other purpose, except as may be specifically authorized by written agreement. Dealer shall be responsible for payment of all state insurance licensing fees and costs except to the extent that ONLI, ONLAC or ONEQ, by practice, may otherwise pay for such fees and costs.

8. Supervision of Representatives. Dealer shall recommend to ONLI and ONLAC for licensing or appointment as insurance agents Representatives who satisfy all requirements for such licensing or appointment under state law. Dealer shall provide ONLI and ONLAC with all information and certifications required by ONLI and ONLAC to license or appoint each Representative. Dealer shall have full and sole responsibility for the training and supervision of its Representatives with regard to the solicitation, sale and servicing of variable contracts. Dealer shall immediately notify ONEQ of the termination of a Representative's employment or contract with Dealer. ONLI and ONLAC reserve the right, at the sole discretion of each, to process, to not process or to cancel the state insurance license or appointment with ONLI or ONLAC of any of Dealer's Representatives whose license or appointment would authorize the Representative to act or to continue to act on behalf of ONLI or ONLAC. Cancellation may be made at any time by ONLI and ONLAC, with or without cause and with or without stating a reason. Simultaneous written notice of the cancellation will be provided to Dealer by ONLI or ONLAC.

9. Dealer Licensing. Dealer, or an agency subsidiary or other person controlled by Dealer and designated by dealer and approved by ONEQ to receive compensation hereunder ("DEALER'S AGENCY"), shall acquire all state insurance licenses or appointments required in order to receive such compensation. Dealer shall fully control and be fully responsible for the activities and business of Dealer's Agency and for full compliance by Dealer's Agency with the terms and conditions of this agreement. Payment of compensation by ONEQ, ONLI and ONLAC to Dealer's Agency shall fully satisfy all obligations hereunder for payment of compensation to Dealer.




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10.  Confirmations. Confirmations of the purchase of variable contracts shall be sent directly by ONLI or ONLAC to the purchaser, with copies to Dealer. Contemporaneous confirmations are not provided on variable universal life insurance policies for purchase payments made by automatic bank drafts, payroll deduction or other automated and regularly scheduled methods of payment pre-authorized by the purchaser. Confirmation of such payments appears on the annual statement for the policy provided to the policy owner on the occasion of each policy anniversary.

11. Prospectuses. All solicitations of variable contracts shall be made pursuant to currently applicable prospectuses and statements of additional information for the variable contracts and for any mutual funds underlying the contracts. ONEQ will furnish Dealer with reasonable quantities of current prospectuses required by Dealer for the solicitation of the variable contracts.

12. Sales Literature. Only sales literature authorized by ONEQ shall be used in connection with any offer or sale of the variable contracts. No cards, letterheads, forms, scripts, advertisements or marketing materials of any kind, or any other items utilizing ONEQ's, ONLI's or ONLAC's name or logo or promoting its products or services or the services of Representatives in its behalf, shall be printed, published, electronically displayed or used in any way by Dealer or its Representatives unless the same shall have been first approved in writing by ONEQ, ONLI or ONLAC as the case may be.

13. Suitability. Dealer shall be responsible for determining and approving the suitability of each customer's purchase of a variable contract. Dealer shall review all applications for completeness and compliance with the requirements of the insurer.

14. Books and Records. Dealer agrees to account promptly, according to the instructions of ONEQ, ONLI and ONLAC, for all variable contracts, purchase payments, receipts, monies, prospectuses, instruction manuals, computer disks or tapes and software of any kind received by Dealer from ONEQ, ONLIC or ONLAC. Dealer and its Representatives shall keep regular and accurate accounts of all written sales materials used, of all presentations or proposals made, of all applications taken, of all collections made, of all variable contracts delivered and of all service to contract owners. All such accounts and records, including checking account, banking and financial records, shall be open to inspection by ONLI, ONLAC and ONEQ or their authorized representatives at all reasonable times. Dealer shall, at all reasonable times during regular business hours, at any offices of Dealer, permit one or more officers or representatives of ONLI, ONLAC or ONEQ to visit such offices of Dealer in order to interview Dealer's officers, employees and Representatives and to inspect the books and records of Dealer, its Representatives and Dealer's Agency with respect to business conducted by Dealer, its Representatives or Dealer's Agency pursuant to this agreement.




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15.  Compliance with Laws and Regulations; Indemnity. Dealer and its
     Representatives will comply with all applicable requirements of federal and state law and the rules of the NASD, including, without limitation, the NASD's Conduct Rules. Dealer shall be responsible for all compliance matters relating to Dealer's Agency and Representatives with respect to all aspects of this agreement. Dealer shall hold ONEQ, ONLI and ONLAC each harmless and indemnify each of them against any adverse consequences resulting from the conduct and activities of Dealer, Dealer's Agency or its Representatives in connection with the offer and sale of variable contracts, including, but not limited to, damages, liabilities, fines or levies and the reasonable costs of defending against the foregoing. ONEQ shall hold Dealer, Dealer's Agency and its Representatives harmless and indemnify each of them against any adverse consequences, including, but not limited to, damages, liabilities, fines or levies and the reasonable costs of defending against the foregoing, arising out of or based upon any untrue statement of a material fact or any failure to state a material fact required to be stated or necessary to make the statements made not misleading in a currently-effective registration statement (including any prospectus or statement of additional information thereunder) for the variable contracts or the underlying Ohio National Fund, Inc.

16. Bond and E & O Insurance; Form B.D. Dealer shall furnish ONEQ, upon ONEQ's request, with evidence to ONEQ's satisfaction that Dealer carries for itself, its employees and its Representatives fidelity bond coverage and professional liability (errors and omissions) insurance in form and amount satisfactory to ONEQ as shown in Appendix A. Failure of Dealer to maintain coverage in at least the amount shown in Appendix A shall give any party to this agreement the right to immediately terminate the agreement as to such party. Dealer shall also furnish ONEQ with a copy of its current NASD registration on Form BD and with all amendments to Form BD filed with the NASD during the continuance of this agreement.

17. Dealer Compensation. In consideration of sales of variable contracts solicited by Representatives of Dealer, so long as this agreement remains in effect, Dealer or Dealer's Agency shall be compensated by ONEQ as shown in Appendix B attached hereto and incorporated herein by reference, except for any purchase payments resulting from an exchange offer for which no sales charge is assessed. Compensation will be paid by ONLI and ONLAC as agents for and on behalf of ONEQ. ONLI or ONLAC will make payment of compensation to Dealer or to Dealer's Agency within 5 business days following the close of each commission accounting period established by ONLI or ONLAC (currently semi-monthly) based on premiums recorded as received by ONLI or ONLAC during the commission accounting period on policies produced by Dealer's Representatives. ONEQ shall have no obligation or liability to pay compensation to Dealer or to Dealer's Agency prior to the scheduled payments thereof by ONLI or ONLAC. Dealer agrees to hold harmless and indemnify ONEQ, ONLI and ONLAC from and against any and all claims made by its Representatives for payment of compensation relating to sales under this agreement.




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18.  Changes in Compensation Provisions and Schedules. ONEQ, ONLI and ONLAC
     reserve the right to change the rates of compensation, the products on which payable, and any other compensation elements or factors set forth in this agreement, by giving notice in writing of the change. A change shall be prospective only and shall not affect compensation with respect to any sales made prior to the date when the change becomes effective. ONEQ, ONLI and ONLAC further reserve the right to withdraw from sale any form of contract and to establish compensation due on variable contracts not listed in this agreement which are now, or may hereafter be, issued by them.

19. Application of Current Rules and practices. The then-current rules and practices of ONEQ, ONLI and ONLAC shall govern the payment and adjustment of compensation under the following circumstances:

     (a) if a variable contract is issued in exchange for or, in the judgment of the insurer, to take the place of another policy or contract previously issued by the insurer with respect to the same person, or if a premium is paid in whole or in part from other ONLI or ONLAC contract values or funds;

     (b) if the applicant or proposed insured resides outside the Territory applicable to this agreement;

     (c) if issuance of the variable contract is based on any modification of the insurer's rules;

     (d) if the variable contract issued causes the total insurance for the insured or the total contract value for the annuitant to exceed the insurer's retention limit;

     (e) if any premium or cost of insurance is waived on account of disability;

     (f) if any temporary, extra premium or any extra premium on account of travel, residence or aviation is paid on a variable contract; or

     (g)  if no other applicable provision of this agreement controls.

20. Advance Premiums, Interest and Temporary Term Insurance. Compensation will not be paid on any premium paid in advance until its due date. When paid, compensation shall be based on the full premium without any discount. No compensation will be paid on interest or on temporary term insurance premiums.




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21.  Compensation Chargebacks. If ONEQ, ONLI or ONLAC refunds to the policy owner or premium payor any premium paid or purchase payment made on a variable contract sold under this agreement, whether the refund is made by reason of the terms of the variable contract or otherwise, Dealer or Dealer's Agency shall be charged with, and shall then repay to ONEQ, ONLI or ONLAC, any and all compensation paid in respect of the premium or payment so refunded. ONEQ, ONLI and ONLAC each reserves the right, in its sole discretion when settling disputes, claims or complaints of variable contract owners, to refund any premium paid or payment made on a variable contract sold under this agreement. Premium refunds or credits which are included as part of the death proceeds of any insurance or annuity contract will not result in a charge-back of compensation already paid hereunder.

22. Medical And Inspection Fees. ONLAC will pay all medical examiners and inspection fees relating to insurance policy applications, but fees will be charged to Dealer or Dealer's Agency on policies issued as applied for which do not become paid for and on applications written by Representatives which do not comply with ONLAC's published rules. Dealer, for itself and for Dealer's Agency, agrees to pay to ONLAC, within 30 days, all fees so charged. Amounts not so paid may be deducted from subsequent compensation due hereunder.

23. Expenses. ONEQ, ONLI and ONLAC shall not, by virtue of this agreement, have or assume any responsibility for the expenses incurred by Dealer or by Dealer's Agency or Representatives in furtherance of this agreement, including but not limited to office expenses, transportation, staffing, postage, advertising, telephone or other expenses incidental to the solicitation of business hereunder.

24. Charges for Supplies. In the event Dealer or its Representatives requests ONEQ, ONLI or ONLAC to furnish sales materials supplies or similar items, ONEQ, ONLI or ONLAC may, at its discretion, charge reasonable costs for said items. Dealer agrees to pay all such charges within 30 days after such charges are made. Amounts not so paid may be deducted from subsequent compensation due hereunder.

25. Right of Set Off. Compensation payable to Dealer or to Dealer's Agency is subject to the right of ONEQ, ONLI and ONLAC to set off against such compensation all obligations and liabilities, including indebtedness, of Dealer or Dealer's Agency to ONEQ, ONLI or ONLAC, arising under Sections 21 through 24, inclusive, of this agreement. Any indebtedness owed by Dealer or Dealer's Agency to ONEQ, ONLI or ONLAC shall be first lien and charge against any compensation due under this agreement. Dealer, for itself and for Dealer's Agency, hereby assigns, transfers and sets over to ONEQ, ONLI and ONLAC, any monies that may from time to time become due it under this agreement in order to secure any indebtedness owed to ONEQ, ONLI or ONLAC.





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26.  Non-Competition. Neither Dealer, Dealer's Agency nor its Representatives
     shall, while this Agreement is in effect or thereafter, engage directly or indirectly in any conduct or activity which seeks to influence or persuade owners of variable contracts or of other insurance or annuity contracts issued by ONLI or ONLAC to cancel such policies or contracts with ONLI or ONLAC, provided that nothing herein shall be construed so as to prevent or prohibit Dealer from fulfilling its obligations to its customers in keeping with applicable regulatory or legal standards or requirements.

27. Waiver. No act, forbearance or failure to insist upon the strict performance of any of the conditions of this agreement, whether express or implied, shall be construed as a waiver by any party of its rights hereunder. Payments by ONEQ, ONLI or ONLAC of any compensation to which Dealer or Dealer's Agency is not entitled hereunder shall not waive the rights of ONEQ, ONLI or ONLAC to discontinue or recover such payments at any time.

28. Assignment. No party may assign, sell or otherwise transfer its interests or duties under this agreement without the written consent of the other parties.

29. Arbitration. Any dispute arising out of, or relating in any way to, this agreement shall be resolved by arbitration under the then applicable Code of Arbitration Procedure of the National Association of Securities Dealers Inc. However, nothing herein shall preclude either party from filing and litigating any cross-claim or third party complaint against the other party in an action brought by a third party. The foregoing arbitration provision shall not be applicable to such cross-claim or third party complaint.

30. Termination. This agreement may be terminated for cause at any time or it may be terminated by any party upon giving thirty days advance written notice to the last known business address of the other parties. Upon termination of this agreement, Dealer's authority and duties hereunder shall cease. Dealer shall then make a final accounting and turn over to ONEQ, ONLI and ONLAC all monies, receipts, notes, reports, contract owner records, manuals, stationery, blank forms, prospectuses, computer disks or tapes and software of any kind and any other property of ONEQ, ONLI or ONLAC which Dealer, Dealer's Agency or any of its Representative possesses or controls. No further compensation of any kind shall be paid to Dealer or to Dealer's Agency after termination of this agreement, except as may be expressly provided in Appendix B.





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31.  Entire Agreement. This agreement represents the entire agreement between and among the parties relating to the subject matters herein. No modification of this agreement shall bind any party unless made in writing signed by an officer or other person authorized to bind such party.

32. Applicable Law. This agreement shall be construed in accordance with the laws of Ohio.

Signed as of the dates shown below.

OHIO NATIONAL EQUITIES, INC.            DEALER

By__________________________________    By______________________________________

Title_______________________________    Title___________________________________

Date:_______________________________    Date____________________________________

P O Box 371                             Address_________________________________

Cincinnati Ohio 45201                   ________________________________________

(513) 794-6100                          Telephone_______________________________

                                        Dealer's Taxpayer Identification Number

                                        ________________________________________



THE OHIO NATIONAL LIFE                  OHIO NATIONAL LIFE
INSURANCE COMPANY                       ASSURANCE CORPORATION

By__________________________________    By______________________________________

Title_______________________________    Title___________________________________

Date:_______________________________    Date____________________________________

P O Box 237                             P O Box 237
Cincinnati Ohio  45201-0237             Cincinnati Ohio  45201-0237
(513) 794-6100                          (513) 794-6100




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                                   APPENDIX A


Territory

Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Louisiana, Maine, Maryland, Massachusetts, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming








Fidelity Bond Coverage

Dealer shall at all times carry fidelity bond coverage for itself and each of its employees and Representatives in the following amount (s): $1,000,000


Professional Liability (Errors and Omissions) Insurance

Minimum amount of coverage for Dealer's employees and those Representatives who are licensed with ONLI/ONLAC under this agreement: $1,000,000




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                                   APPENDIX B
                             COMPENSATION SUPPLEMENT

1.   VARIABLE ANNUITIES

     Compensation to Dealer for variable annuity contracts produced by Representatives of Dealer shall be paid as a percentage of the purchase payments received by ONLI in the first annuity contract year and in later annuity contract years as shown below:

                                             Compensation %
                                        -------------------------
      Annuity            Issue             First     Later
      Contract           Age                Year     Years
      --------           ---                ----     -----
      Top Tradition      All ages          6.50%     5.25%

      Top Spectrum       to age 75         6.50%     5.25%
                         76 - 85           3.25%     2.75%

      Top Explorer       to age 75         6.20%     4.95%
                         76 - 85           3.10%     2.48%

      Top Plus           All ages          5.00%

     Compensation to Dealer for any Retirement Advantage group annuity contract produced by Representatives of Dealer will be paid equal to 4.5% of all Contract Contributions received by ONLI.


2.   VARIABLE UNIVERSAL LIFE INSURANCE.

     Compensation to Dealer for variable universal life insurance policies produced by Representatives of Dealer shall be as set forth below.

     Tables showing the Maximum Commissionable Premium ("MCP") and the SEC Guideline Premium ("SECGP"), for each $1,000 of stated amount of insurance and at varying issue ages, are attached to and made a part of this Supplement.

(A)  FIRST YEAR COMMISSIONS

                                  VARI-VEST II

     For Vari-Vest II policies issued up to and including age 65, First Year Commissions shall be paid equal to 90% of the premiums received by ONLAC during the policy's first contract year up to the MCP. For issue ages after age 65, the rates of First Year Commissions on such premiums up to the MCP shall be a follows.

                        Issue
                        Ages              Rates
                        ------            -----
                        66 - 70            80%
                        71 - 75            55%
                        76 - 80            28%

     First Year Commissions shall also be paid for Vari-Vest II policies at the rate of 12% of the premiums received by ONLAC during the policy's first contract year to the extent such premiums are in excess of the MCP but not in excess of the SECGP plus 6% of such premiums in excess of the SECGP.

                          VARI-VEST IV AND VARI-VEST V

     For Vari-Vest IV policies issued up to and including age 65, and for Vari-Vest V policies at all issue ages, First Year Commissions shall be paid equal to 92.5% of the premiums received by ONLAC during the policy's first contract year up to the MCP. For Vari-Vest IV policies issued


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     after age 65, the rates of First Year Commissions on such premiums up to the MCP shall be as follows:

               VARI-VEST IV
               ------------------------------------------
                Issue                 Issue
                 Age     Rate          Age      Rate
                 ---     ----          ---      ----
                  66     89.0%          73      55.4%
                  67     85.7           74      48.7
                  68     82.3           75      42.0
                  69     79.0           76      37.0
                  70     75.6           77      31.9
                  71     68.9           78      26.9
                  72     60.5           79      21.8
                                        80      16.8


     First Year Commissions shall also be paid for Vari-Vest IV and Vari-Vest V policies equal to 4.5% of such premiums in excess of the MCP.

(B) RENEWAL COMMISSIONS AND SERVICE FEES. For Vari-Vest II, Vari-Vest IV and Vari-Vest V policies, Renewal Commissions and Service Fees shall be paid equal to the percentages shown in the table below of premiums received by ONLAC during the policy's second and later contract years:

                            RENEWAL COMMISSIONS
                            -------------------

                             Renewal           Contract
                             Commission        Years
           Policy            Rate              (inclusive)
           ------            ----              -----------
           Vari-Vest II      6.0%              2-10

           Vari-Vest IV      4.5               2-10

           Vari-Vest V       4.5               2-5
                             3.0               6-10


                                  SERVICE FEES
                                  ------------

                             Service
                             Fee               Contract
           Policy            Rate              Years
           Vari-Vest II      6.0%              11 and later
           ------------      ----              ------------
           Vari-Vest IV      4.5               11 and later

           Vari-Vest V       3.0               11 and later

(C) TRAIL COMMISSIONS. Trail Commissions shall be paid equal to 0.225% of the total qualified cash values (monthly average) on Vari-Vest IV policies and .50% of the total qualified cash values (monthly average) on Vari-Vest V policies. Qualified cash values (monthly average) are determined at the end of each calendar year and are the sum of the cash values, less loans, on each policy's monthiversary, divided by the number of monthiversaries in the calendar year. Only cash values from monthiversaries after a policy's first anniversary are included.

     Trail Commissions are paid annually in January for the preceding calendar year but only so long as a duly appointed Representative of Dealer is servicing the policies to ONLAC's satisfaction.

(D) RIDERS. If an extra benefit rider is included in or added to the policy, the MCP and SECGP for the policy shall be increased by twelve times the minimum monthly premium for any such rider.

(E) INCREASES IN STATED AMOUNT. A portion of the premiums received after an increase in stated amount is allocated to the increased portion of the policy. The amount of premiums so allocated is based upon the ratio of SECGP for the increased portion of the stated amount divided by the SECGP for the entire policy (including the increased amount). A First Year Commission


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     shall be paid to Dealer as provided in Subsection (A) above on the amount of premium allocated to the increased portion of the policy and received during the first 12 months after the increase takes effect.

(F) DECREASES IN STATED AMOUNT AND CANCELLATION OF RIDERS. If the stated amount is decreased or if a rider is canceled within the first contract year of any Vari-Vest II, Vari-Vest IV or Vari-Vest V policy, the policy shall be treated as having been reissued and the MCP and SECGP shall be recalculated. Any First Year Commission previously paid on such policy or rider based upon the higher MCP or SECGP prior to recalculation shall be charged back against Dealer.

(G) PLAN TYPE CHANGES. A change in plan type shall not affect compensation due hereunder.

(H) SUBSTANDARD RISKS. For substandard insurance risks, the per $1,000 portion of the factors shown in the MCP table for standard risks shall be multiplied by a factor which equals one plus 90% of any extra mortality multiple up to and including substandard table F. Any substandard rating greater than table F shall be treated as though it were table F for MCP purposes. Flat extra mortality charges will not increase the standard rate MCP factors.


3.   CHANGE OF DEALER AUTHORIZATION.

     Compensation to Dealer with respect to a variable annuity or variable universal life insurance policy will cease if ONEQ receives and accepts a change of dealer authorization signed by the contract owner or policy owner which authorizes another broker-dealer with whom ONEQ has a valid selling agreement to serve as the broker-dealer of record for the contract owner or policy owner.


4.   COMPENSATION AFTER TERMINATION

     Following the termination of this agreement, Dealer shall have no entitlement, as a matter of right, to compensation of any kind with respect to any variable annuity contract or variable universal life insurance policy sold by Dealer's Representatives. Compensation shall continue to be paid to Dealer after termination of this agreement only if, and only to the extent that, ONEQ continues to recognize Dealer as the broker-dealer of record for one or more such annuity contracts or life insurance policies. Continued recognition of Dealer as the broker-dealer of record will in all events require that Dealer assign a qualified Representative to provide continuing service to annuity contractholders and insurance policyholders. Such service must be provided to the satisfaction of ONEQ and to the satisfaction of ONLI or ONLAC as the issuing company. Notwithstanding the quality or satisfactory level of continuing service being provided by Dealer, ONEQ reserves the right, in its sole and complete discretion, for itself and for ONLI or ONLAC as the issuing company, to reassign one or more or all of such annuity contracts or life insurance policies for servicing to another broker-dealer with whom ONEQ has a selling agreement in effect or to elect to have one or more or all of such annuity contracts or life insurance policies serviced directly by ONEQ and by ONLI or ONLAC, thereby causing Dealer not to be recognized as the broker-dealer of record and thereby causing all compensation to Dealer to cease with respect to the reassigned contracts or policies.

                                VARIABLE CONTRACT
                             DISTRIBUTION AGREEMENT


Agreement among and between Ohio National Equities, Inc. ("ONEQ"), The Ohio National Life Insurance Company ("ONLI"), Ohio National Life Assurance Corporation ("ONLAC") and __________________________________________ ("DEALER")
effective as of the __________ day of __________, 19__.

WHEREAS, ONEQ is the principal underwriter for variable annuity contracts issued by ONLI and variable life insurance policies issued by ONLAC (collectively, the "variable contracts"); and

WHEREAS, Dealer is a member of the National Association of Securities Dealers, Inc. ("NASD") and has obtained all necessary and appropriate registrations and licensing to enable it and its registered representatives to solicit variable contracts in the jurisdictions in which Dealer proposes to do so;

NOW, THEREFORE, it is agreed as follows:

1. Applications for Contracts. Dealer is hereby authorized to solicit applications for variable contracts through its registered representatives who are duly licensed or appointed with ONLI and ONLAC (the "REPRESENTATIVES"). Applications, together with any and all purchase payments thereon, shall be submitted by Dealer to ONLI or ONLAC, as the case may be, in accordance with the insurer's customary rules for the acceptance of contracts. All applications submitted to Dealer by Representatives shall in turn be promptly transmitted to ONLI or ONLAC. Dealer shall cause the Representatives to comply with all procedures established by ONEQ, ONLI or ONLAC for soliciting, completing and transmitting applications and orders and shall comply with ONLI's or ONLAC's rules and practices in regards to insurance underwriting and acceptance of risks. Dealer's authority to solicit applications for variable contracts is limited to those contracts described in the Compensation Supplement or Supplements added to and made a part of this agreement.

2. Right to Reject Applications. ONLI and ONLAC each reserves the right, in its sole discretion, to reject any application or payment remitted to it, and to refund any payments to the payor.

3. Territory. Dealer's Representatives must reside in the geographic locations (the "TERRITORY") specified in Appendix A. Dealer does not have exclusive rights in the Territory. ONLI and ONLAC each reserves the right to appoint other representatives within the Territory and to do all other things attendant to the proper furtherance of its business in the Territory. This agreement is made subject to the condition that ONEQ, ONLI and ONLAC are, and shall continue to be, legally authorized to transact business in the Territory; and each of them reserves the right to withdraw from all or any part of the Territory at any time. Designation of a particular state as part of the Dealer's territory does not imply approval by that state of all of the variable contracts listed in the Compensation Supplement to this agreement. No variable contract may be sold in a state until the policy form has been approved by the state insurance department if and to the extent required by state law.

4. Purchase Payments. All funds or checks received by Dealer to be applied as purchase payments for variable contracts shall be promptly remitted to ONLI or ONLAC by Dealer. A payment made to Dealer, or Dealer's receipt of a check or other negotiable instrument payable to ONLI or ONLAC, shall not constitute payment to, or receipt by, ONLI or ONLAC, except for Dealer's receipt of the initial payment necessary to place in force or to reinstate a policy or contract or to effect its delivery. Dealer shall not make any representations to policy owners, contract owners or premium payors contrary to the foregoing.

5. Limits on Authority. Dealer, its officers, employees and Representatives have no authority:

          (a)  to make, modify or discharge any variable contract;

          (b)  to waive any forfeiture under any variable contract;

          (c) to transmit a payment to ONEQ, ONLI or ONLAC other than by means of an electronic transfer or negotiable instrument acceptable to the payee;

          (d)  to extend the time for any payment due ONEQ, ONLI or ONLAC;

          (e)  to accept any past due payment on behalf of ONEQ, ONLI or ONLAC;

          (f)  to approve evidence of insurability for ONLI or ONLAC;

          (g) to bind ONEQ, ONLI or ONLAC by making or receiving any promises, representations or notices contrary to or inconsistent with the terms and provisions of the variable contracts, the prospectuses therefor or any sales literature developed or approved by ONEQ, ONLI or ONLAC; nor

          (h) to obligate ONEQ, ONLI or ONLAC to any indebtedness. health and insurable condition as represented in the application therefor.

6. Delivery of Contracts. Dealer and its Representatives shall promptly deliver variable contracts to purchasers within the delivery period established by the insurer and pursuant to written instructions provided by the insurer with respect to each policy. No variable life insurance policy shall be delivered unless and until the minimum premium payment required to place the policy in effect has been paid by the purchaser, nor unless Dealer, through its Representatives, is reasonably satisfied, based upon its own knowledge and upon reasonable inquiry to the proposed insured, that the proposed insured is, at the time of policy delivery, in the same health and insurable condition as represented in the application for the policy.

7. State Licensing of Representatives. ONLI and ONLAC will only accept applications for variable contracts from Dealer's Representatives who are duly licensed under state law to represent ONLI or ONLAC for the solicitation of such contracts in the state in which the applicant resides and in which the solicitation occurs. Dealer's Representatives may not represent, nor hold themselves out as representing, ONLI, ONLAC or ONEQ for any other purpose, except as may be specifically authorized by written agreement. Dealer shall be responsible for payment of all state insurance licensing fees and costs except to the extent that ONLI, ONLAC or ONEQ, by practice, may otherwise pay for such fees and costs.

8. Supervision of Representatives. Dealer shall recommend to ONLI and ONLAC for licensing or appointment as insurance agents Representatives who satisfy all requirements for such licensing or appointment under state law. Dealer shall provide ONLI and ONLAC with all information and certifications required by ONLI and ONLAC to license or appoint each Representative. Dealer shall have full and sole responsibility for the training and supervision of its Representatives with regard to the solicitation, sale and servicing of variable contracts. Dealer shall immediately notify ONEQ of the termination of a Representative's employment or contract with Dealer. ONLI and ONLAC reserve the right, at the sole discretion of each, to process, to not process or to cancel the state insurance license or appointment with ONLI or ONLAC of any of Dealer's Representatives whose license or appointment would authorize the Representative to act or to continue to act on behalf of ONLI or ONLAC. Cancellation may be made at any time by ONLI and ONLAC, with or without cause and with or without stating a reason. Simultaneous written notice of the cancellation will be provided to Dealer by ONLI or ONLAC.

9. Dealer Licensing. Dealer, or an agency subsidiary or other person controlled by Dealer and designated by dealer and approved by ONEQ to receive compensation hereunder ("DEALER'S AGENCY"), shall acquire all state insurance licenses or appointments required in order to receive such compensation. Dealer shall fully control and be fully responsible for the activities and business of Dealer's Agency and for full compliance by Dealer's Agency with the terms and conditions of this agreement. Payment of compensation by ONEQ, ONLI and ONLAC to Dealer's Agency shall fully satisfy all obligations hereunder for payment of compensation to Dealer.

10. Confirmations. Confirmations of the purchase of variable contracts shall be sent directly by ONLI or ONLAC to the purchaser, with copies to Dealer. Contemporaneous confirmations are not provided on variable universal life insurance policies for purchase payments made by automatic bank drafts, payroll deduction or other automated and regularly scheduled methods of payment pre-authorized by the purchaser. Confirmation of such payments appears on the annual statement for the policy provided to the policy owner on the occasion of each policy anniversary.

11. Prospectuses. All solicitations of variable contracts shall be made pursuant to currently applicable prospectuses and statements of additional information for the variable contracts and for any mutual funds underlying the contracts. ONEQ will furnish Dealer with reasonable quantities of current prospectuses required by Dealer for the solicitation of the variable contracts.

12. Sales Literature. Only sales literature authorized by ONEQ shall be used in connection with any offer or sale of the variable contracts. No cards, letterheads, forms, scripts, advertisements or marketing materials of any kind, or any other items utilizing ONEQ's, ONLI's or ONLAC's name or logo or promoting its products or services or the services of Representatives in its behalf, shall be printed, published, electronically displayed or used in any way by Dealer or its Representatives unless the same shall have been first approved in writing by ONEQ, ONLI or ONLAC as the case may be.

13. Suitability. Dealer shall be responsible for determining and approving the suitability of each customer's purchase of a variable contract. Dealer shall review all applications for completeness and compliance with the requirements of the insurer.

14. Books and Records. Dealer agrees to account promptly, according to the instructions of ONEQ, ONLI and ONLAC, for all variable contracts, purchase payments, receipts, monies, prospectuses, instruction manuals, computer disks or tapes and software of any kind received by Dealer from ONEQ, ONLIC or ONLAC. Dealer and its Representatives shall keep regular and accurate accounts of all written sales materials used, of all presentations or proposals made, of all applications taken, of all collections made, of all variable contracts delivered and of all service to contract owners. All such accounts and records, including checking account, banking and financial records, shall be open to inspection by ONLI, ONLAC and ONEQ or their authorized representatives at all reasonable times. Dealer shall, at all reasonable times during regular business hours, at any offices of Dealer, permit one or more officers or representatives of ONLI, ONLAC or ONEQ to visit such offices of Dealer in order to interview Dealer's officers, employees and Representatives and to inspect the books and records of Dealer, its Representatives and Dealer's Agency with respect to business conducted by Dealer, its Representatives or Dealer's Agency pursuant to this agreement.

15. Compliance with Laws and Regulations; Indemnity. Dealer and its Representatives will comply with all applicable requirements of federal and state law and the rules of the NASD, including, without limitation, the NASD's Conduct Rules. Dealer shall be responsible for all compliance matters relating to Dealer's Agency and Representatives with respect to all aspects of this agreement. Dealer shall hold ONEQ, ONLI and ONLAC each harmless and indemnify each of them against any adverse consequences resulting from the conduct and activities of Dealer, Dealer's Agency or its Representatives in connection with the offer and sale of variable contracts, including, but not limited to, damages, liabilities, fines or levies and the reasonable costs of defending against the foregoing. ONEQ shall hold Dealer, Dealer's Agency and its Representatives harmless and indemnify each of them against any adverse consequences, including, but not limited to, damages, liabilities, fines or levies and the reasonable costs of defending against the foregoing, arising out of or based upon any untrue statement of a material fact or any failure to state a material fact required to be stated or necessary to make the statements made not misleading in a currently-effective registration statement (including any prospectus or statement of additional information thereunder) for the variable contracts or the underlying Ohio National Fund, Inc.

16. Bond and E & O Insurance; Form B.D. Dealer shall furnish ONEQ, upon ONEQ's request, with evidence to ONEQ's satisfaction that Dealer carries for itself, its employees and its Representatives fidelity bond coverage and professional liability (errors and omissions) insurance in form and amount satisfactory to ONEQ as shown in Appendix A. Failure of Dealer to maintain coverage in at least the amount shown in Appendix A shall give any party to this agreement the right to immediately terminate the agreement as to such party. Dealer shall also furnish ONEQ with a copy of its current NASD registration on Form BD and with all amendments to Form BD filed with the NASD during the continuance of this agreement.

17. Dealer Compensation. In consideration of sales of variable contracts solicited by Representatives of Dealer, so long as this agreement remains in effect, Dealer or Dealer's Agency shall be compensated by ONEQ as shown in Appendix B attached hereto and incorporated herein by reference, except for any purchase payments resulting from an exchange offer for which no sales charge is assessed. Compensation will be paid by ONLI and ONLAC as agents for and on behalf of ONEQ. ONLI or ONLAC will make payment of premium-based or deposit-based compensation to Dealer or to Dealer's Agency within 5 business days following the close of each accounting period established by ONLI or ONLAC (currently semi-monthly) based on premiums or deposits recorded as received by ONLI or ONLAC during the commission accounting period on policies for which Dealer is to be compensated hereunder. Payment of Trail Commissions will be made at the times set forth in the Compensation Supplement (Appendix B). ONEQ shall have no obligation or liability to pay compensation to Dealer or to Dealer's Agency prior to the scheduled payments thereof by ONLI or ONLAC. Dealer agrees to hold harmless and indemnify ONEQ, ONLI and ONLAC from and against any and all claims made by its Representatives for payment of compensation relating to sales under this agreement.

18. Changes in Compensation Provisions and Schedules. ONEQ, ONLI and ONLAC reserve the right to change the rates of compensation, the products on which payable, and any other compensation elements or factors set forth in this agreement, by giving notice in writing of the change. A change shall be prospective only and shall not affect compensation with respect to any sales made prior to the date when the change becomes effective. ONEQ, ONLI and ONLAC further reserve the right to withdraw from sale any form of contract and to establish compensation due on variable contracts not listed in this agreement which are now, or may hereafter be, issued by them.

19. Application of Current Rules and practices. The then-current rules and practices of ONEQ, ONLI and ONLAC shall govern the payment and adjustment of compensation under the following circumstances:

     (a) if a variable contract is issued in exchange for or, in the judgment of the insurer, to take the place of another policy or contract previously issued by the insurer with respect to the same person, or if a premium is paid in whole or in part from other ONLI or ONLAC contract values or funds;

     (b) if the applicant or proposed insured resides outside the Territory applicable to this agreement;

     (c) if issuance of the variable contract is based on any modification of the insurer's rules;

     (d) if the variable contract issued causes the total insurance for the insured or the total contract value for the annuitant to exceed the insurer's retention limit;

     (e) if any premium or cost of insurance is waived on account of disability;

     (f) if any temporary, extra premium or any extra premium on account of travel, residence or aviation is paid on a variable contract; or

     (g)  if no other applicable provision of this agreement controls.

20. Advance Premiums, Interest and Temporary Term Insurance. Compensation will not be paid on any premium paid in advance until its due date. When paid, compensation shall be based on the full premium without any discount. No compensation will be paid on interest or on temporary term insurance premiums.

21. Compensation Chargebacks. If ONEQ, ONLI or ONLAC refunds to the policy owner or premium payor any premium paid or purchase payment made on a variable contract sold under this agreement, whether the refund is made by reason of the terms of the variable contract or otherwise, Dealer or Dealer's Agency shall be charged with, and shall then repay to ONEQ, ONLI or ONLAC, any and all compensation paid in respect of the premium or payment so refunded. ONEQ, ONLI and ONLAC each reserves the right, in its sole discretion when settling disputes, claims or complaints of variable contract owners, to refund any premium paid or payment made on a variable contract sold under this agreement. Premium refunds or credits which are included as part of the death proceeds of any insurance or annuity contract will not result in a charge-back of compensation already paid hereunder.

22. Medical And Inspection Fees. ONLAC will pay all medical examiners and inspection fees relating to insurance policy applications, but fees will be charged to Dealer or Dealer's Agency on policies issued as applied for which do not become paid for and on applications written by Representatives which do not comply with ONLAC's published rules. Dealer, for itself and for Dealer's Agency, agrees to pay to ONLAC, within 30 days, all fees so charged. Amounts not so paid may be deducted from subsequent compensation due hereunder.

23. Expenses. ONEQ, ONLI and ONLAC shall not, by virtue of this agreement, have or assume any responsibility for the expenses incurred by Dealer or by Dealer's Agency or Representatives in furtherance of this agreement, including but not limited to office expenses, transportation, staffing, postage, advertising, telephone or other expenses incidental to the solicitation of business hereunder.

24. Charges for Supplies. In the event Dealer or its Representatives requests ONEQ, ONLI or ONLAC to furnish sales materials supplies or similar items, ONEQ, ONLI or ONLAC may, at its discretion, charge reasonable costs for said items. Dealer agrees to pay all such charges within 30 days after such charges are made. Amounts not so paid may be deducted from subsequent compensation due hereunder.

25. Right of Set Off. Compensation payable to Dealer or to Dealer's Agency is subject to the right of ONEQ, ONLI and ONLAC to set off against such compensation all obligations and liabilities, including indebtedness, of Dealer or Dealer's Agency to ONEQ, ONLI or ONLAC, arising under Sections 21 through 24, inclusive, of this agreement. Any indebtedness owed by Dealer or Dealer's Agency to ONEQ, ONLI or ONLAC shall be first lien and charge against any compensation due under this agreement. Dealer, for itself and for Dealer's Agency, hereby assigns, transfers and sets over to ONEQ, ONLI and ONLAC, any monies that may from time to time become due it under this agreement in order to secure any indebtedness owed to ONEQ, ONLI or ONLAC.

26. Non-Competition. Neither Dealer, Dealer's Agency nor its Representatives shall, while this Agreement is in effect or thereafter, engage directly or indirectly in any conduct or activity which seeks to influence or persuade owners of variable contracts or of other insurance or annuity contracts issued by ONLI or ONLAC to cancel such policies or contracts with ONLI or ONLAC, provided that nothing herein shall be construed so as to prevent or prohibit Dealer from fulfilling its obligations to its customers in keeping with applicable regulatory or legal standards or requirements.

27. Waiver. No act, forbearance or failure to insist upon the strict performance of any of the conditions of this agreement, whether express or implied, shall be construed as a waiver by any party of its rights hereunder. Payments by ONEQ, ONLI or ONLAC of any compensation to which Dealer or Dealer's Agency is not entitled hereunder shall not waive the rights of ONEQ, ONLI or ONLAC to discontinue or recover such payments at any time.

28. Assignment. No party may assign, sell or otherwise transfer its interests or duties under this agreement without the written consent of the other parties.

29. Arbitration. Any dispute arising out of, or relating in any way to, this agreement shall be resolved by arbitration under the then applicable Code of Arbitration Procedure of the National Association of Securities Dealers Inc. However, nothing herein shall preclude either party from filing and litigating any cross-claim or third party complaint against the other party in an action brought by a third party. The foregoing arbitration provision shall not be applicable to such cross-claim or third party complaint.

30. Termination. This agreement may be terminated for cause at any time or it may be terminated by any party upon giving thirty days advance written notice to the last known business address of the other parties. Upon termination of this agreement, Dealer's authority and duties hereunder shall cease. Dealer shall then make a final accounting and turn over to ONEQ, ONLI and ONLAC all monies, receipts, notes, reports, contract owner records, manuals, stationery, blank forms, prospectuses, computer disks or tapes and software of any kind and any other property of ONEQ, ONLI or ONLAC which Dealer, Dealer's Agency or any of its Representative possesses or controls. No further compensation of any kind shall be paid to Dealer or to Dealer's Agency after termination of this agreement, except as may be expressly provided in Appendix B.

31. Entire Agreement. This agreement represents the entire agreement between and among the parties relating to the subject matters herein. No modification of this agreement shall bind any party unless made in writing signed by an officer or other person authorized to bind such party.

32. Applicable Law. This agreement shall be construed in accordance with the laws of Ohio.

Signed as of the dates shown below.

OHIO NATIONAL EQUITIES, INC.                         DEALER

By___________________________________    By_____________________________________

Title________________________________    Title__________________________________

Date:________________________________    Date___________________________________

P O Box 371                              Address________________________________

Cincinnati Ohio 45201                    _______________________________________

(513) 794-6100                           Telephone______________________________

                                         Dealer's Taxpayer Identification Number

                                         _______________________________________


THE OHIO NATIONAL LIFE                   OHIO NATIONAL LIFE
INSURANCE COMPANY                        ASSURANCE CORPORATION

By___________________________________    By_____________________________________

Title________________________________    Title__________________________________

Date_________________________________    Date___________________________________

P O Box 237                              P O Box 237
Cincinnati Ohio  45201-0237              Cincinnati Ohio  45201-0237
(513) 794-6100                           (513) 794-6100

                                   APPENDIX A


Territory

Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Louisiana, Maine, Maryland, Massachusetts, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming








Fidelity Bond Coverage

Dealer shall at all times carry fidelity bond coverage for itself and each of its employees and Representatives in the following amount(s): $1,000,000


Professional Liability (Errors and Omissions) Insurance

Minimum amount of coverage for Dealer's employees and those Representatives who are licensed with ONLI/ONLAC under this agreement: $1,000,000

                                   APPENDIX B
                             COMPENSATION SUPPLEMENT


1.   VARIABLE ANNUITIES

     Compensation to Dealer for variable annuity contracts produced by Representatives of Dealer shall be paid as follows:

          FIRST YEAR COMMISSIONS shall be paid at the rates shown in the table below as a percentage of the purchase payments received by ONLI in the first annuity contract year; and

          RENEWAL COMMISSIONS shall be paid at the rates shown in the table below as a percentage of the purchase payments received by ONLI in the second and later annuity contract years (the renewal years); and

          TRAIL COMMISSIONS shall be paid at the end of each completed annuity contract year at the rates shown in the table below as a percentage of the average monthly cash values of the annuity contract during the annuity contract year. Average monthly cash values equal one-twelfth of the sum of the cash values at the end of each contract month in the annuity contract year. A Trail Commission is not payable for the annuity contract year in which the annuity contract terminates.

     Dealer shall select the compensation option under which commission payments will be made to Dealer. Dealer may select a single option which will apply to all annuity contracts solicited by all of Dealer's Representatives, or Dealer may select a different option for each Representative. If a different option is selected for each Representative, the option selected for a particular Representative will then apply to all annuity contracts solicited by that Representative. Dealer must notify ONLI in writing of the option which will apply to annuity contracts solicited by all of its Representatives or of the option selected for each Representative as the case may be. If no other option is selected, Dealer will be compensated under Option I below. Once selected, an option may not be changed unless ONLI, in its sole discretion, approves the change. Any such change will be prospective only and will apply solely to annuity contracts issued on and after the date the requested change is accepted and approved by ONLI.

                                              Option       Option
                                                 I           II
       --------------------------------------------------------------
       Dealer Selection                        [   ]        [   ]
       --------------------------------------------------------------
                                                    Commission %
                                             ------------------------
       Tradition        First Year                6.50        5.50
           &            Renewal Years             5.25        4.25
       Spectrum*        Trail                        0         .20
       --------------------------------------------------------------
       Explorer*        First Year                6.20        5.20
                        Renewal Years             4.95        3.95
                        Trail                        0         .20
       --------------------------------------------------------------
       Top Plus         First Year                5.00        4.00
                        Trail                        0         .20
       --------------------------------------------------------------


                                              Option       Option
                                                III          IV
       --------------------------------------------------------------
       Dealer Selection                        [   ]        [   ]
       --------------------------------------------------------------
                                                    Commission %
                                             ------------------------
       Tradition        First Year                4.50        3.50
           &            Renewal Years             3.25        2.25
       Spectrum*        Trail                      .40         .60
       --------------------------------------------------------------
       Explorer*        First Year                4.20        3.20
                        Renewal Years             2.95        1.95
                        Trail                      .40         .60
       --------------------------------------------------------------
       Top Plus         First Year                3.00        2.00
                        Trail                      .40         .60
       --------------------------------------------------------------

                                             Option       Option
                                                V           VI
      --------------------------------------------------------------
      Dealer Selection                        [   ]        [   ]
      --------------------------------------------------------------
                                                   Commission %
                                            ------------------------
      Tradition         First Year               2.50        1.50
          &             Renewal Years            1.25        0.25
      Spectrum*         Trail                     .80        1.00
      --------------------------------------------------------------
      Explorer*         First Year               2.20        1.20
                        Renewal Years            0.95           0
                        Trail                     .80        1.00
      --------------------------------------------------------------
      Top Plus          First Year               1.00        1.00
                        Trail                     .80         .80
      --------------------------------------------------------------

     *For issue ages 76-85 the compensation is equal to 50% of the indicated rate.

     Compensation to Dealer for any Retirement Advantage group annuity contract produced by Representatives of Dealer will be paid equal to 4.5% of all Contract Contributions received by ONLI.


2.   VARIABLE UNIVERSAL LIFE INSURANCE

     Compensation to Dealer for variable universal life insurance policies produced by Representatives of Dealer shall be as set forth below.

     Tables showing the Maximum Commissionable Premium ("MCP") and the SEC Guideline Premium ("SECGP"), for each $1,000 of stated amount of insurance and at varying issue ages, are attached to and made a part of this Supplement.

     (A) FIRST YEAR COMMISSIONS

                                  VARI-VEST II

         For Vari-Vest II policies issued up to and including age 65, First Year Commissions shall be paid equal to 90% of the premiums received by ONLAC during the policy's first contract year up to the MCP. For issue ages after age 65, the rates of First Year Commissions on such premiums up to the MCP shall be a follows.

                        Issue
                        Ages              Rates
                        ------            -----
                        66 - 70            80%
                        71 - 75            55%
                        76 - 80            28%

         First Year Commissions shall also be paid for Vari-Vest II policies at the rate of 12% of the premiums received by ONLAC during the policy's first contract year to the extent such premiums are in excess of the MCP but not in excess of the SECGP plus 6% of such premiums in excess of the SECGP.

                          VARI-VEST IV AND VARI-VEST V

         For Vari-Vest IV policies issued up to and including age 65, and for Vari-Vest V policies at all issue ages, First Year Commissions shall be paid equal to 92.5% of the premiums received by ONLAC during the policy's first contract year up to the MCP. For Vari-Vest IV policies issued after age 65, the rates of First Year Commissions on such premiums up to the MCP shall be as follows:

               VARI-VEST IV
               ------------------------------------------
                Issue                 Issue
                 Age     Rate          Age      Rate
                 ---     ----          ---      ----
                  66     89.0%          73      55.4%
                  67     85.7           74      48.7
                  68     82.3           75      42.0
                  69     79.0           76      37.0
                  70     75.6           77      31.9
                  71     68.9           78      26.9
                  72     60.5           79      21.8
                                        80      16.8



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
     First Year Commissions shall also be paid for Vari-Vest IV and Vari-Vest V policies equal to 4.5% of such premiums in excess of the MCP.

(B) RENEWAL COMMISSIONS AND SERVICE FEES. For Vari-Vest II, Vari-Vest IV and Vari-Vest V policies, Renewal Commissions and Service Fees shall be paid equal to the percentages shown in the table below of premiums received by ONLAC during the policy's second and later contract years:

                               RENEWAL COMMISSIONS
                               -------------------

                             Renewal           Contract
                             Commission        Years
           Policy            Rate              (inclusive)
           ------            ----              -----------
           Vari-Vest II      6.0%              2-10

           Vari-Vest IV      4.5               2-10

           Vari-Vest V       4.5               2-5
                             3.0               6-10

                                    SERVICE FEES
                                    ------------

                             Service
                             Fee               Contract
           Policy            Rate              Years
           ------            ----              -----
           Vari-Vest II      6.0%              11 and later

           Vari-Vest IV      4.5               11 and later

           Vari-Vest V       3.0               11 and later

(C) TRAIL COMMISSIONS. Trail Commissions shall be paid equal to 0.225% of the total qualified cash values (monthly average) on Vari-Vest IV policies and .50% of the total qualified cash values (monthly average) on Vari-Vest V policies. Qualified cash values (monthly average) are determined at the end of each calendar year and are the sum of the cash values, less loans, at the end of each policy month divided by the number of such months in the calendar year. Only cash values from policy months after a policy's first anniversary are included.

     Trail Commissions are paid annually in January for the preceding calendar year but only so long as a duly appointed Representative of Dealer is servicing the policies to ONLAC's satisfaction.

(D) RIDERS. If an extra benefit rider is included in or added to the policy, the MCP and SECGP for the policy shall be increased by twelve times the minimum monthly premium for any such rider.

(E) INCREASES IN STATED AMOUNT. A portion of the premiums received after an increase in stated amount is allocated to the increased portion of the policy. The amount of premiums so allocated is based upon the ratio of SECGP for the increased portion of the stated amount divided by the SECGP for the entire policy (including the increased amount). A First Year Commission shall be paid to Dealer as provided in Subsection (A) above on the amount of premium allocated to the increased portion of the policy and received during the first 12 months after the increase takes effect.

(F) DECREASES IN STATED AMOUNT AND CANCELLATION OF RIDERS. If the stated amount is decreased or if a rider is canceled within the first contract year of any Vari-Vest II, Vari-Vest IV or Vari-Vest V policy, the policy shall be treated as having been reissued and the MCP and SECGP shall be recalculated. Any First Year Commission previously paid on such policy or rider based upon the higher MCP or SECGP prior to recalculation shall be charged back against Dealer.

     (G) PLAN TYPE CHANGES. A change in plan type shall not affect compensation due hereunder.

     (H) SUBSTANDARD RISKS. For substandard insurance risks, the per $1,000 portion of the factors shown in the MCP table for standard risks shall be multiplied by a factor which equals one plus 90% of any extra mortality multiple up to and including substandard table F. Any substandard rating greater than table F shall be treated as though it were table F for MCP purposes. Flat extra mortality charges will not increase the standard rate MCP factors.


3.   CHANGE OF DEALER AUTHORIZATION

     Compensation to Dealer with respect to a variable annuity or variable universal life insurance policy will cease if ONEQ receives and accepts a change of dealer authorization signed by the contract owner or policy owner which authorizes another broker-dealer with whom ONEQ has a valid selling agreement to serve as the broker-dealer of record for the contract owner or policy owner.


4.   COMPENSATION AFTER TERMINATION

     Following the termination of this agreement, Dealer shall have no entitlement, as a matter of right, to compensation of any kind with respect to any variable annuity contract or variable universal life insurance policy sold by Dealer's Representatives. Compensation shall continue to be paid to Dealer after termination of this agreement only if, and only to the extent that, ONEQ continues to recognize Dealer as the broker-dealer of record for one or more such annuity contracts or life insurance policies. Continued recognition of Dealer as the broker-dealer of record will in all events require that Dealer assign a qualified Representative to provide continuing service to annuity contractholders and insurance policyholders. Such service must be provided to the satisfaction of ONEQ and to the satisfaction of ONLI or ONLAC as the issuing company. Notwithstanding the quality or satisfactory level of continuing service being provided by Dealer, ONEQ reserves the right, in its sole and complete discretion, for itself and for ONLI or ONLAC as the issuing company, to reassign one or more or all of such annuity contracts or life insurance policies for servicing to another broker-dealer with whom ONEQ has a selling agreement in effect or to elect to have one or more or all of such annuity contracts or life insurance policies serviced directly by ONEQ and by ONLI or ONLAC, thereby causing Dealer not to be recognized as the broker-dealer of record and thereby causing all compensation to Dealer to cease with respect to the reassigned contracts or policies.



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